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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report     (Date of earliest event reported)       December 22, 2000
                                                     --------------------------


                               NetCreations, Inc.
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               (Exact name of Registrant as Specified in Charter)


            New York                  001-14875              11-3300476
------------------------------    -----------------      --------------------
 (State or Other Jurisdiction        (Commission             (IRS Employer
       of Incorporation)             File Number)          Identification No.)


             379 West Broadway, Suite 202, New York, New York 10012
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               (Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code     (212) 625-1370
                                                       --------------



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Item 5.  Other Events.

         On December 22, 2000, the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") to be acquired by SEAT Pagine Gialle SpA ("SPG"). Under the terms of the Merger Agreement, each share of NetCreations' outstanding common stock will be converted into the right to receive $7.00 in cash, valuing NetCreations' outstanding equity at approximately $111 million. The acquisition of the Registrant will be accomplished through a merger of a U.S. acquisition vehicle into NetCreations (the "Merger"), with NetCreations' current stockholders receiving $7.00 in cash per share from the U.S. acquisition vehicle. Ultimately, the Registrant will become a wholly owned subsidiary of SPG.

         The closing of the Merger is subject to certain conditions, including regulatory approval and approval by the Registrant's stockholders. The Merger is expected to close in the first quarter of 2001. Copies of the Merger Agreement and the Registrant's press release, dated December 26, 2000, are attached as Exhibits hereto and incorporated herein by reference.

Item 7.  Financial Statements, Pro Form Financial Information and Exhibits.

         (c)      Exhibits

         Exhibit No.     Description
         -----------     -----------

         2.1 Agreement and Plan of Merger, dated December 22, 2000 among SEAT Pagine Gialle S.P.A., Sogerim, Societe Anonyme, Nickel Acquisition Corp. and NetCreations, Inc.

         99.1            Press Release of NetCreations, Inc. dated December 26,
                         2000.


                                       2
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                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NETCREATIONS, INC.


Date:      December 27, 2000              By: /s/ Robert A. Mattes
      ---------------------------            ----------------------------------
                                                  Robert A. Mattes
                                                  Chief Financial Officer


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                                  EXHIBIT INDEX
                                  -------------

         2.1 Agreement and Plan of Merger, dated December 22, 2000 among SEAT Pagine Gialle S.P.A., Sogerim, Societe Anonyme, Nickel Acquisition Corp. and NetCreations, Inc.

         99.1            Press Release of NetCreations, Inc. dated December 26,
                         2000.